Exhibit 5.1(a)

Credit Suisse First Boston Mortgage Securities Corp.
May 26, 2004

                 [LETTERHEAD OF SIDLEY AUSTIN BROWN & WOOD LLP]

                                  May 26, 2004

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010-3629

            Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial/Multifamily Mortgage Pass-Through Certificates Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as co-counsel for Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Registrant"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Registrant on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act") with respect to the Registrant's commercial/multifamily mortgage pass-through certificates (the "Certificates") to be issued from time to time. The Certificates will evidence interests in trust funds established by the Registrant, in each case as described in the Registration Statement. The Certificates are issuable in one or more series (each, a "Series") under a separate pooling and servicing agreement among the Registrant, the servicer or master servicer named therein, the special servicer (if any) named therein, the fiscal agent (if any) named therein and the trustee named therein. The Certificates of each Series are to be sold as described in the Registration Statement, in any amendment thereto and in the prospectus and prospectus supplement relating to such Series (the "Prospectus" and "Prospectus Supplement", respectively).

            In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we

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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

Credit Suisse First Boston Mortgage Securities Corp.
May 26, 2004
Page 2


deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. As to any facts material to the opinions expressed herein which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

            Based upon the foregoing, we are of the opinion that, although it does not discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors (some of which may be subject to special treatment under the Internal Revenue Code of 1986), the description set forth under the caption "Federal Income Tax Consequences" in the Prospectus included as a part of the Registration Statement otherwise correctly describes, as of the date hereof, the material aspects of the federal income tax treatment of an investment in a Series of Certificates commonly applicable to investors that are U.S. Persons (as defined in such Prospectus) and, where expressly indicated therein, to investors that are not U.S. Persons.

            We know that we will be referred to under the heading "Certain Federal Income Tax Consequences" in the Prospectus Supplement relating to each Series of Certificates with respect to which we act as counsel to the Registrant, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as an exhibit thereto. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

            We express no opinion as to any laws other than the federal laws of the United States of America, and do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.

                                        Very truly yours,


                                        /s/ Sidley Austin Brown & Wood
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